UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 18, 2014 (February 24, 2014)

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-27026 (Commission File Number)	77-0254621 (I.R.S. Employer Identification No.)

1545 Barber Lane, Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 232-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2014, Pericom Semiconductor Corporation (the "Company") was informed by James Boyd that he had decided to resign from his position as the Company's Senior Vice President and Chief Financial Officer to pursue an opportunity at another company. His resignation was not due to any disagreement by him regarding the Company’s financial reporting, controls or operations. Mr. Boyd will continue working with the Company until early April 2014 and will assist with the Company's upcoming Form 10-Q filing with the SEC.

To replace Mr. Boyd, the Company has appointed Kevin S. Bauer as Pericom’s Senior Vice President and Chief Financial Officer, to be effective as of early April 2014. Mr. Bauer, age 54, was previously the Chief Financial Officer of Exar Corporation from June 2009 through December 2012. Prior to that, he was Exar’s Corporate Controller from August 2004 to June 2009 and Exar’s Operations Controller from February 2001 to August 2005. Previously, Mr. Bauer was Operations Controller at WaferTech LLC (a joint venture semiconductor fabrication plant of Taiwan Semiconductor Manufacturing Company Limited, Altera Corporation, Analog Devices, Inc. and Integrated Silicon Solution, Inc.) from July 1997 to February 2001. Prior to WaferTech, he was at VLSI Technology for ten years where he held a variety of increasingly more senior finance roles culminating in his position as Director, Group Controller-Communications Group. Prior to that he held finance positions at Memorex and Bank of America. Mr. Bauer has over 23 years of finance experience in the semiconductor industry and received an MBA from Santa Clara University and a BS in Business Administration from California Lutheran University.

Under his offer letter with Pericom, Mr. Bauer is engaged as an at will employee with an initial base annual salary of $260,000. He will participate in Pericom's annual fiscal year bonus plan based on corporate and individual goals. He is eligible to receive an annual bonus of up to $100,000 for fiscal 2014, which began on 7/1/2013, pro-rated for the portion of the year in which he is employed. Pericom will recommend that its Board of Directors grant equity awards to Mr. Bauer consisting of an option to purchase 75,000 shares of Pericom common stock and 25,000 shares of restricted stock units (RSU’s). The option is expected to vest 25% after one year of employment with the remaining shares to vest at the rate of 1/36th per month over the next three years, and will expire ten years from the date of grant. The RSU’s will vest at 25% at the end of each year for four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By: /s/ Alex C. Hui
Alex C. Hui Chief Executive Officer
Date: February 24, 2014